UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 26, 2009 (Date of earliest event reported)

Commission file number: 000-23329

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	56-1928817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A

Morrisville, North Carolina 27560

(Address of principal executive offices)

(Zip code)

(919) 468-0399

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On June 26, 2009, the Board of Directors (the “Board”) of Charles & Colvard, Ltd. (the “Company”) appointed Dr. Charles D. Lein to serve as a director of the Company, effective immediately. The Board also appointed Dr. Lein to serve as a member of the Board’s Compensation Committee and the Nominating and Governance Committee, effective immediately. Pursuant to the Company’s director compensation policy as described in the Company’s Proxy Statement for the 2009 Annual Meeting of Shareholders, and as such policy may be amended from time to time, Dr. Lein, as a non-employee director, was granted an award of 98,039 shares of restricted stock of the Company, pursuant to the Company’s 2008 Stock Incentive Plan and the related restricted stock award agreement, and will also receive an annual retainer and per meeting fees for attendance at regularly scheduled Board and committee meetings. The grant of restricted stock will vest 100% on the date of the Company’s 2010 Annual Meeting of Shareholders.

A copy of the press release announcing Dr. Lein’s appointment to the Board, dated June 29, 2009, is attached to this Current Report on Form 8-K (the “Report”) as Exhibit 99.1.

Item 8.01	Other Events.

On June 30, 2009, the Company issued a press release announcing that the Company has settled its lawsuit filed on June 16, 2008 against Jewelnet Corporation d/b/a K&G Creations under acceptable terms that are not material to the Company’s financial position in order to avoid further litigation expenses and to dispose of the case. A copy of the press release is attached to this Report as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)

99.1	Press Release, dated June 29, 2009.

99.2	Press Release, dated June 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

By:	/s/ Richard A. Bird
Richard A. Bird
Chief Executive Officer

Date:	July 2, 2009

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
Exhibit 99.1	Press Release, dated June 29, 2009.

Exhibit 99.2	Press Release, dated June 30, 2009.